EXHIBIT 32.3

STATEMENT OF CHIEF ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sam H. Lindsey, Jr., Chief Financial Officer of Biofuels Power Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-Q Report for the nine months ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sam H. Lindsey, Jr.,
Sam H. Lindsey, Jr., Chief Financial Officer
Dated: November 13, 2013